Exhibit 10.1

ASHLAND GLOBAL HOLDINGS INC.

2021 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of Ashland Global Holdings Inc. and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the prior 2018 Ashland Global Holdings Inc. Incentive Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated, replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plan shall continue to be subject to the terms of the Prior Plan and the Prior Plan’s applicable award agreements (including any such terms that are intended to survive the termination of the Prior Plan or the settlement of such Prior Plan’s awards) and shall remain in effect pursuant to their terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Applicable Exchange” means the New York Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Approval Date” means the date on which the Plan is approved by the Company’s stockholders.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award (a) granted pursuant to Section 6(g) of the Plan , (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of a Share.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction similar to a transaction described in subparagraph (b)(ii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a Change of Control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) the consummation of:

(A) any consolidation, merger or similar transaction of the Company (a “Business Combination”) (other than a consolidation, merger or similar transaction of the Company into or with a direct or indirect wholly-owned Subsidiary) as a result of which (1) the stockholders of the Company immediately prior to the Business Combination own (directly or indirectly), immediately after the Business Combination, less than 50% of the then outstanding shares of common stock that are entitled to vote generally for the election of directors of the corporation resulting from such Business Combination (including as a result of Shares being converted into cash, securities or other property) or (2) the holders of the Shares immediately prior to the Business Combination do not have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination; or

(B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless the Fair Market Value of assets constituting at least 80% of the Fair Market Value of the Company’s total assets are transferred pursuant to such sale, lease, exchange or other transfer;

(ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

(iii) any Person shall become the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

(iv) at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s

010-9158-2678/1/AMERICAS

stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee or the G&N Committee, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan, as applicable.

“Company” means Ashland Global Holdings Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Disability” means (a) in the case of an Independent Director, his or her inability to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness and (b) in the case of any other Participant, his or her inability to perform the functions required by his or her regular job due to physical or mental illness; provided that, in the case of a grant of an Incentive Stock Option, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per-share sales price of Shares as reported by the Applicable Exchange for such stock exchange for such date, or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“G&N Committee” means the Governance & Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its delegate.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is determined by the Board to be neither an employee of the Company nor an employee of any Affiliate, and who qualifies as an “independent director” under the rules of the Applicable Exchange.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or the applicable section of the Prior Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Compensation Committee” means the Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its delegate.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Unit” means an Award under Section 6(f) of the Plan or the applicable section of the Prior Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash, Shares or other securities, or any combination thereof, upon achievement of performance goals during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

010-9158-2678/1/AMERICAS

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” or “Stock Appreciation Right” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of the common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more Independent Directors, as determined by the Board; provided that the Board may also, in its sole discretion, require such members to comply with the independence requirements of Rule 16b-3, the Applicable Exchange and any other similar requirements.

(b) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares or dollar value to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) except as otherwise set forth in Section 6(i), determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be

010-9158-2678/1/AMERICAS

available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or by-laws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the G&N Committee may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the G&N Committee shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. (i) Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to the sum of (A) 4,350,000 plus (B) any Shares with respect to Awards granted under the Prior Plan that are forfeited on or after the Approval Date (such amount, the “Plan Share Limit”) .    Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 4,350,000 (such amount, the “Plan ISO Limit”).

(ii) Subject to adjustment as provided in Section 4(b), each Share issued or delivered under the Plan with respect to Awards other than Options and stock-settled SARs shall reduce the Plan Share Limit by 2.0 Shares and each Share with respect to an Option or stock-settled SAR is exercised shall reduce the Plan Share Limit by one Share, regardless of the number of Shares actually delivered upon settlement of such Option or stock-settled SAR.

(iii) If Shares issued upon the exercise of an Option or SAR or Shares owned by a Participant are surrendered or tendered to the Company in payment of the exercise price of an Option or SAR or any taxes required to be withheld in respect of an Option or SAR, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, then such surrendered or tendered Shares shall not again become available to be delivered pursuant to Awards under the Plan.

(iv) If Shares issued upon the vesting or settlement of an Award (other than an Option or SAR) or Shares owned by a Participant are surrendered or tendered to the Company in payment any taxes required to be withheld in respect of a such Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, then such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan.

(v) If the Company purchases Shares on the open market using the proceeds from the exercise of an Option, then such purchased Shares shall not again become available to be delivered pursuant to Awards under the Plan.

(vi) Awards that are settled in cash will not reduce the Plan Share Limit. If any Award or any award granted under the Prior Plan before the Approval Date (“Prior Plan Award”) is, on or after the Approval Date, (A) forfeited (including due to failure to satisfy any applicable performance goals), or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (B) is settled other than wholly by delivery of Shares (including cash settlement), then, in the case of clauses (A) and (B), the number of Shares subject to such Award (or Prior Plan Award) that were not issued with respect to such Award (or Prior Plan Award) will not be treated as issued for purposes of reducing the Plan Share Limit; provided, however, that such Shares shall be treated as issued for purposes of reducing the Plan ISO Limit.

(vii) The maximum aggregate value of equity and cash based Awards granted to any Independent Director during any calendar year shall not exceed $750,000, except in the case of an Independent Director who serves as Chairman of the Board or Lead Director, in which case such limit shall be increased to $1,500,000. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award and (3) any applicable performance measures, performance goals or performance periods; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

010-9158-2678/1/AMERICAS

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, split-up, spin-off, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its sole discretion to be appropriate or desirable, then the Committee may in such manner as it may deem appropriate or desirable, in its sole discretion:

(A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Plan Share Limit and the Plan ISO Limit, and (2) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, the Exercise Price, if applicable, with respect to any Award and any applicable performance measures, performance goals or performance periods;

(B) make provision for a cash payment to the holder of an outstanding Award (but, solely with respect to unvested Awards in the case of a Change of Control, only if provision is not made in connection with such Change of Control for (1) assumption of such Awards or (2) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and

(C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) or (iii) of Section 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the Plan ISO Limit.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Deferred Share Units and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code. The Committee may subject any Award type to performance-based vesting conditions, with such conditions based on performance metrics approved by the Committee and which may include, but not be limited to, (i) GAAP and adjusted-GAAP financial measures, (ii) strategic measures, (iii) sustainability measures, (iv) individual performance measures and (v) operational measures and which are measures over a Committee-approved performance period.

(b) Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) except as otherwise set forth in Section 6(i), the terms and conditions (including performance conditions) of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

010-9158-2678/1/AMERICAS

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and in the number of Shares that may be available for purposes of the Plan by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal, state or foreign securities laws, as it may deem necessary or advisable.

(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any applicable Federal, state, local and foreign income and employment withholding taxes, as determined by the Company in its sole discretion. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option (for the avoidance of doubt, the Shares withheld shall be counted against the maximum number of Shares that may be delivered pursuant to the Awards granted under the Plan as provided in Section 4(a)) or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6(b)(iv) or Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or as determined by the Committee in its sole discretion, (A) in the event a Participant who is holding an Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than death or disability, (1) each then outstanding vested Option held by such Participant shall expire, without payment, upon the earlier of (x) the expiration date of such Option as set forth in the applicable Award Agreement and (y) the three-month anniversary of such cessation and (2) each then outstanding unvested Option held by such Participant shall expire immediately, without payment, upon the date of such cessation, and (B) in the event a Participant who is holding an Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of death or disability, (1) each then outstanding vested Option held by such Participant shall expire, without payment, upon the expiration date of such Option as set forth in the applicable Award Agreement and (2) each then outstanding unvested Option held by such Participant shall expire immediately, without payment, upon the date of such cessation; provided that in no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) except as otherwise set forth in Section 6(i), the terms and conditions of each SAR, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be exercisable at such time, in such manner and subject to such terms and conditions (including performance conditions) as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.

(iv) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s sole discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, (A) in the event a Participant who is holding a SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than death or

010-9158-2678/1/AMERICAS

disability, (1) each then outstanding vested SAR held by such Participant shall expire, without payment, upon the earlier of (x) the expiration date of such SAR as set forth in the applicable Award Agreement and (y) the three-month anniversary of such cessation and (2) each then outstanding unvested SAR held by such Participant shall expire immediately, without payment, upon the date of such cessation, (B) in the event a Participant who is holding a SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of death or disability, (1) each then outstanding vested SAR held by such Participant shall expire, without payment, upon the expiration date of such SAR as set forth in the applicable Award Agreement and (2) each then outstanding unvested SAR held by such Participant shall expire immediately, without payment, upon the date of such cessation; provided that in no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) except as otherwise set forth in Section 6(i), the duration of the period during which, and the conditions (including performance goals), if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of each such Award, including the term and methods and form of settlement.

(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its sole discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, in its sole discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions; Expiration. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise set forth in the applicable Award Agreement or as determined by the Committee in its sole discretion, each outstanding unvested Restricted Share or RSU held by a Participant shall expire immediately, without payment, on the date on which such Participant ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason.

(e) Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met during a performance period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable performance period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the performance period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

(iv) Form and Timing of Payment of Performance Units; Expiration. Subject to the provisions of the Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Restricted Shares, RSUs or fully vested Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable performance period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee, except as otherwise set forth in Section 6(i). The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. Except as otherwise set forth in the applicable Award Agreement or as determined by the Committee in its sole discretion, each outstanding unvested Performance Unit held by a Participant shall expire immediately, without payment, on the date on which such Participant ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason.

(f) Cash Incentive Awards. (i) Grant. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a), the amount of Cash Incentive Awards to be granted to each Participant, (C) except as otherwise set forth in Section 6(i), the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of each such Award, including the term. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its sole discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the amount and/or value of the Cash Incentive Award that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of a Cash Incentive Award shall be entitled to receive a payout of the amount of the Cash Incentive Award earned by the

010-9158-2678/1/AMERICAS

Participant over the specified performance period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(g) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine.

(h) Dividends and Dividend Equivalents. In the sole discretion of the Committee, an Award (other than an Option, SAR or Cash Incentive Award), may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a deferred basis (but not on a current basis), on such terms and conditions as may be determined by the Committee in its sole discretion; provided that no dividends or dividend equivalents shall be payable with respect to any shares of Stock underlying an Award (other than an Option SAR or Cash Incentive Award) until such Award (or the applicable portion thereof) has vested.

(i) Minimum Vesting Period. Except for Substitution Awards or as otherwise set forth in Section 8, each Award (other than a Cash Incentive Award) shall have a minimum vesting or restriction period of one year; provided that (1) the Committee may determine in its sole discretion that such minimum vesting period shall not prohibit the acceleration of vesting of any outstanding Award and (2) up to five percent (5%) of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirements.

SECTION 7. Amendment and Termination. (a) Amendments to the Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase either the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan or (iii) result in any amendment, cancellation or action described in clause (i), (ii) or (iii) of the second sentence of Section 7(b) being permitted without the approval by the Company’s stockholders; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 7(a), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, in such manner as the Committee may deem appropriate or desirable in its sole discretion, including by (i) providing for a substitution or assumption of Awards, acceleration of the exercisability of Awards, lapse of restrictions on Awards, or termination of Awards, or providing for a period of time for exercise prior to the occurrence of any such event, (ii) providing for a cash payment to the holder of an Award (but, solely in the case of unvested Awards in the event of a Change of Control, only if provision is not made in connection with such Change of Control for (A) assumption of such Awards or (B) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control. (a) Subject to Section 4(b), upon a Change of Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (b) and (c) below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company. The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Section 8(d) (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to Sections 8(d) and 8(e).

(b) Outstanding Awards Subject Solely to a Service Condition. (i) Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction

010-9158-2678/1/AMERICAS

of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(ii) Upon a Change of Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (1) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control (or if the Company shareholders do not receive any consideration as a result of the Change of Control, the Fair Market Value of a Share on the day immediately prior to the Change of Control) over (2) the Exercise Price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the Exercise Price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change of Control.

(c) Outstanding Awards Subject to a Performance Condition. (i) Upon a Change of Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(ii) Upon a Change of Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change of Control and shall be settled cash within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (1) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change of Control (or if the Company shareholders do not receive any consideration as a result of the Change of Control, the Fair Market Value of a Share on the day immediately prior to the Change of Control) over (2) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the Exercise Price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change of Control.

(d) Definition of Replacement Award. (i) An Award shall meet the conditions of this Section 8(d) (and hence qualify as a Replacement Award) if: (1) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change of Control, finds such type acceptable); (2) it has a value at least equal to the value of the Replaced Award; (3) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (4) its terms and conditions comply with Section 8(e); and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8(d) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(e) Upon an involuntary Termination of Service of a Participant occurring at any time following the Change of Control, other than for cause, (1) a Participant’s then-outstanding Replacement Awards (other than Replacement Awards in the form of an Option or SAR) that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof, in accordance with the applicable Award Agreement, within thirty (30) days following such Change of Control (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with Code Section 409A), (2) a Participant’s then-outstanding Replacement Awards in the form of an Option or SAR that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be exercisable over the exercise period set forth in the applicable Award Agreement, (3) a Participant’s then outstanding Replacement Awards (other than those in the form of an Option or SAR) that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and performance conditions shall be deemed satisfied based on target performance and shall be settled in cash, Shares or a combination thereof, as determined by the then Committee or its equivalent, within thirty (30) days following such termination of employment or service (except to the extent that settlement of the Award must be made pursuant to its original schedule to comply with

010-9158-2678/1/AMERICAS

Code Section 409A) and (iv) a Participant’s then-outstanding Replacement Awards in the form of Options and SARs that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on target performance and shall be exercisable over the exercise period set forth in the applicable Award Agreement.

SECTION 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Participant certificates evidencing Shares issues in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(d) Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 9(d)(i), subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the minimum statutory withholding requirements by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding requirements or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements.

(e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

010-9158-2678/1/AMERICAS

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) Compensation Recovery Policy. Each Award granted under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange. This Section 9(n) shall not be the Company’s exclusive remedy with respect to such matters.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares.

010-9158-2678/1/AMERICAS

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.

SECTION 10. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the date of its approval by the Company’s stockholders.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Approval Date under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

010-9158-2678/1/AMERICAS